UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Intra-Cellular Therapies, Inc.

(Name of Registrant as Specified In Its Charter)

Johnson & Johnson

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On January 22, 2025, Johnson & Johnson held its fourth quarter 2024 earnings call (the “Earnings Call”). This filing contains excerpts of comments from (1) Joaquin Duato, Chairman and CEO of the Company, and (2) Jennifer Taubert, Executive Vice President, Worldwide Chairman, Innovative Medicine of the Company, and Tim Schmid, Executive Vice President, Worldwide Chairman, MedTech of the Company, in ease case, relating to the Company’s entry into a definitive agreement to acquire Intra-Cellular Therapies, Inc. (the “Acquisition”) from a transcript of the Earnings Call.

1.	The following is an excerpt of comments from Joaquin Duato, Chairman and CEO of the Company, relating to the Acquisition from a transcript of the Earnings Call.

Joaquin Duato, Chairman and CEO of Johnson & Johnson

And building on our nearly 70-year legacy in neuroscience, we announced last week plans to acquire Intra-Cellular Therapies, a biopharmaceutical company focused on the development and commercialization of therapeutics for central nervous system disorders. This unique opportunity to add Intra-Cellular Therapies reflect our commitment to transforming care and advancing research in mental health. It also further solidifies sales growth above analyst expectations now and through the remainder of the decade.

. . .

And finally, I want to underline that both Abiomed and Shockwave are progressing really well ahead of the deal model, delivering on our financial commitments there and that we are looking forward upon closure to start working on the Intra-Cellular acquisition, which is an opportunity to reinforce our position of leadership in the neuroscience space, which has been always a strength of Johnson & Johnson and also an opportunity overall to fortify revenue projections that you have looking today and also into the future. Thank you.

2.

The following is an excerpt of comments from Jennifer Taubert, Executive Vice President, Worldwide Chairman, Innovative Medicine of the Company, and Tim Schmid, Executive Vice President, Worldwide Chairman, MedTech of the Company, relating to the Acquisition from a transcript of the Earnings Call.

Alexandria Hammond, Wolfe Research

Thanks so much for taking the question and congrats on the Intra-Cellular deal last week. For CAPLYTA, how should we be thinking about the cadence of sales growth to the forecasted sales of $5 billion? And I guess on the acquisition, should we expect a deprioritization of seltorexant and aticaprant? Thank you so much.

Jennifer Taubert, Executive Vice President, Worldwide Chairman, Innovative Medicine of Johnson & Johnson

Thanks so much for the question. And we are so excited to be able to welcome the Intra-Cellular colleagues to Johnson & Johnson. They have done an extraordinary job, both in developing CAPLYTA and their pipeline, but also commercializing and bringing CAPLYTA to patients currently for schizophrenia as well as for bipolar 1 and bipolar 2 depression.

I think you can take a look at their current sales trajectory, which is a really nice growth curve and then also take into account the filing that done for a MDD, major depressive disorder. The filing has been done with the regulatory authorities that we anticipate approval for later in the year. An MDD, we believe to ultimately be the largest of those three indications for CAPLYTA. And so we think that that will be an additional catalyst for growth, so you can factor that into your thinking.

We’re really excited about CAPLYTA. I know the company had guided to it being a $5 billion-plus asset. We definitely think that it will be as well and think that together, we’re going to be able to do even more for patients with mental health issues.

We’re also really excited about their pipeline and 1284 and potential in Alzheimer’s psychosis, general anxiety disorder and others. So we see Intra-Cellular as both in near term as well as long-term growth catalyst for us.

Tim Schmid, Executive Vice President, Worldwide Chairman, MedTech of Johnson & Johnson

Yeah. About your question, though, around whether we’ll do you prioritize other things in the portfolio, absolutely not. Let me just remind everyone that depression is a very heterogeneous disorder, and it’s not a disease that accommodates to a one size fits all.

We see each of these molecules that we’re developing, having unique mechanisms that can play in different subpopulations. And we’re developing those aticaprant, seltorexant, for example, using a precision neuroscience strategy. So we see this broad portfolio, which includes, of course, SPRAVATO as repertoire of different mechanisms we can bring to bear. The 260 million people worldwide that suffer from chronic depression. It’s the leading cause of disability and more than 30% of those do not get relief from the ongoing medicines.

The other thing that I really like about our portfolio is the side effect profiles are so benign compared to the standard of care. With all four of the mechanisms, whether it’s CAPLYTA, which we hope to welcome into the portfolio, whether it’s an aticaprant, seltorexant, or SPRAVATO, you don’t have weight gain, you don’t have sexual dysfunction. You don’t have the tardive dyskinesia or extrapyramidal effects that are so common with many of the medicines today. So this is really exciting for us.

Cautions Concerning Forward-Looking Statements

This communication contains “forward-looking statements” regarding the acquisition of Intra-Cellular Therapies, Inc. (“ITCI”) by Johnson & Johnson. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson or ITCI.

Risks and uncertainties include, but are not limited to: the risk that the closing conditions for the acquisition will not be satisfied, including the risk that clearance under the Hart-Scott-Rodino Antitrust Improvements Act will not be obtained; uncertainty as to the percentage of ITCI stockholders that will vote to approve the proposed transaction at the ITCI stockholder meeting; the possibility that the transaction will not be completed in the expected timeframe or at all; potential adverse effects to the businesses of Johnson & Johnson or ITCI during the pendency of the transaction, such as employee departures or distraction of management from business operations; the risk of stockholder litigation relating to the transaction, including resulting expense or delay; the potential that the expected benefits and opportunities of the acquisition, if completed, may not be realized or may take longer to realize than expected; challenges inherent in product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new products; manufacturing difficulties and delays; product efficacy or safety concerns resulting in product recalls or regulatory action; economic conditions, including currency exchange and interest rate fluctuations; the risks associated with global operations; competition, including technological advances, new products and patents attained by competitors; challenges to patents; changes to applicable laws and regulations, including tax laws and global health care reforms; adverse litigation or government action; changes in behavior and spending patterns or financial distress of purchasers of health care services and products; and trends toward health care cost containment.

In addition, there will be risks and uncertainties related to the ability of the Johnson & Johnson family of companies to successfully integrate the programs, products, technologies and employees/operations and clinical work of ITCI. A further list and description of these risks, uncertainties and other factors and the general risks associated with the respective businesses of Johnson & Johnson and ITCI can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 16, 2024, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s most recently filed Quarterly Report on Form 10-Q, and Johnson & Johnson’s subsequent filings with the SEC and in ITCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024, including in the sections captioned “Cautionary Statement Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in ITCI’s most recently filed Quarterly Report on Form 10-Q and ITCI’s subsequent filings with the SEC. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com, www.intracellulartherapies.com or on request from Johnson & Johnson or ITCI.

Neither Johnson & Johnson nor ITCI undertakes to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

Participants in the Solicitation

Johnson & Johnson and ITCI and certain of their respective directors and executive officers, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of ITCI in connection with the proposed transaction. Information about Johnson & Johnson’s directors and executive officers is available in Johnson & Johnson’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 16, 2024, and Johnson & Johnson’s definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 13, 2024. Information about ITCI’s directors and executive officers is available in ITCI’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 22, 2024, and ITCI’s definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2024. To the extent holdings of Johnson & Johnson’s or ITCI’s securities by their respective directors or executive officers have changed since the amounts set forth in such 2024 proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 3 filed by Sanjeev Narula on August  14, 2024 and the Form 4s filed by: Sharon Mates on August  23, 2024, August  28, 2024, August  30, 2024 and December  6, 2024; Joel S. Marcus on June  18, 2024 and June  25, 2024; Rory B. Riggs on June  18, 2024, June  25, 2024, July  2, 2024, October  2, 2024, October  15, 2024 and January  3, 2025; Eduardo Rene Salas on June  18, 2024 and June  25, 2024; Robert L. Van Nostrand on June  18, 2024, June  21, 2024, June  25, 2024 and July  2, 2024; Michael Halstead on November  14, 2024; Mark Neumann on August  20, 2024; and Sanjeev Narula on August 14, 2024. Investors and stockholders of ITCI are or will be able to obtain these documents free of charge from the SEC’s website at www.sec.gov, from Johnson & Johnson on Johnson & Johnson’s website at www.jnj.com, from ITCI on ITCI’s website at www.intracellulartherapies.com or on request from Johnson & Johnson or ITCI. Additional information concerning the interests of ITCI’s participants in the solicitation, which may, in some cases, be different than those of ITCI’s stockholders generally, will be set forth in ITCI’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of ITCI by Johnson & Johnson. In connection with the proposed transaction, ITCI intends to file relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including ITCI’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF ITCI ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ITCI’s PROXY STATEMENT (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders of ITCI are or will be able to obtain these materials (when they are available) free of charge at the SEC’s website at www.sec.gov, or free of charge from ITCI’s website at www.intracellulartherapies.com.